As filed with the Securities and Exchange Commission on May 11, 2015.

Registration No. 333 - ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-3

REGISTRATION STATEMENT
UNDERTHE
SECURITIES ACT OF 1933

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	36-6097429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 ________________

184 Shuman Blvd., Suite 420
Naperville, IL 60563
(630) 954-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

Illinois Corporation Service Company

801 Adlai Stevenson Drive
Springfield, IL 62703
(217) 492-2700

__________________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered by Issuer (1)	Amount being Registered		Proposed Maximum Offering Price Per Security ($)		Proposed Maximum Aggregate Offering Price ($)		Amount of Registration Fee ($)
Common Stock, no par value per share		(3)(4)		(3)		(3)		(2)
Preferred Stock, no par value per share		(3)(4)		(3)		(3)		(2)
Warrants		(3)(4)		(3)		(3)		(2)
Debt securities		(3)(4)		(3)		(3)		(2)
Units		(3)(4)		(3)		(3)		(2)
Total							8,715	(8)

Securities being Registered for Resale
Common Stock, no par value per share (5)	46,000,000		$0.77	(7)	35,420,000		4,116
Common Stock, no par value per share (6)	8,721,875		$0.77	(7)	6,715,844		781
Total							4,897	(8)

_________________

(1)

This registration statement includes $75,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of our Common Stock as shall be issued by us to the Selling Shareholders as a result of stock splits, stock dividends or similar transactions.

(5)

We are registering for resale by certain of the Selling Shareholders named herein (i) 42,000,000 shares of Common Stock initially issuable upon conversion of our series A convertible preferred stock, no par value per share (the “Series A Preferred”), which accrues dividends on a daily basis in arrears at the rate of 8% per annum, and (ii) 4,000,000 shares of Common Stock issuable upon conversion of the 840,000 shares of the Series A Preferred, to be issued as payment for such accrued dividends on the Series A Preferred.

(6)	We are registering for resale by certain of the Selling Shareholders named herein 8,721,875 shares of Common Stock issuable upon exercise of Warrants issued in August 2014 and April 2015.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of our common stock reported on the NYSE MKT on May 4, 2015, which was $0.77.

(8)	Paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains two prospectuses, as set forth below.

•

Offering Prospectus. A prospectus to be used for the offering and sale, from time to time in one or more offerings by the registrant of any combination of common stock, preferred stock, warrants, debt securities, or units having a maximum aggregate offering price not exceeding $75,000,000.

•

Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders named herein of up to 54,721,875 shares of common stock, consisting of (i) 42,000,000 shares of Common Stock initially issuable upon conversion of the 840,000 shares of series A convertible preferred stock, no par value per share (the “Series A Preferred”) currently issued and outstanding, which accrues dividends on a daily basis in arrears at the rate of 8% per annum, (ii) 4,000,000 shares of Common Stock issuable upon conversion of the shares of Series A Preferred, to be issued as payment for such accrued dividends on the Series A Preferred, and (iii) 8,721,875 shares of Common Stock issuable upon exercise of warrants issued in August 2014 and April 2015 (the “Warrants”).

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;

•	the section entitled “About this Prospectus” on page 3 of the Offering Prospectus is not included;

•	the section entitled “The Offering” on page 5 of the Offering Prospectus is different;

•	the section entitled “Use of Proceeds” on page 7 of the Offering Prospectus is different;

•	the section entitled “Ratio of Earnings to Fixed Charges” on page 7 of the Offering Prospectus is not included;

•	the section entitled “Descriptions of the Securities We May Offer” beginning on page 7 of the Offering Prospectus is not included;

•	a section entitled “ Selling Shareholders” is included; and

•	the section entitled “Plan of Distribution” beginning on page 18 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Resale Prospectus to reflect the foregoing differences.

The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Shareholders.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated May 11, 2015

GENERAL EMPLOYMENT ENTERPRISES, INC.

$75,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $75,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NYSE MKT under the symbol “JOB.” Each prospectus supplement will contain information, where applicable, as to our listing on The NYSE MKT or any other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $25,226,128, which was calculated based on 23,357,526 shares of outstanding common stock held by non-affiliates as of May 11, 2015, and a price per share of $1.08, the last reported sale price per share of our common stock on the NYSE MKT on March 13, 2015. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Pursuant to General Instruction I.B.6 of Form S-3, as long as the aggregate market value of our common stock held by non-affiliates remains below $75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 7 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is , 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $75,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “General Employment”, “Company”, “we”, “us”, and “our” refer to General Employment Enterprises, Inc. and its wholly-owned subsidiaries.

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PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about us that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q, which we filed with the SEC on February 17, 2015 and our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, which we filed with the SEC on December 22, 2014. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 184 Shuman Blvd., Suite 420, Naperville, IL 60563, Attn: Andrew J. Norstrud, Chief Financial Officer.

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THE OFFERING

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

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OUR COMPANY

General

We were incorporated in the State of Illinois in 1962 and are the successor to employment offices doing business since 1893. In 1987, we established Triad Personnel Services, Inc., a wholly-owned subsidiary, incorporated in the State of Illinois. In June 2010, we purchased certain assets of On-Site Services, a temporary staffing agricultural business, which was discontinued as of July 7, 2013. In December 2010, we purchased certain assets of DMCC Staffing, LLC (“DMCC”) and RFFG of Cleveland, LLC (“RFFG of Cleveland”) an industrial staffing business located in the State of Ohio. In August 2011, we purchased certain assets of Ashley Ellis, LLC (“Ashley Ellis”), a professional staffing and placement business. In April 2015, we acquired 100% of the outstanding stock of Scribe Solutions Inc. Scribe Solutions is in the business of offering physician assistant (medical scribe) services to emergency departments, specialty physician practices and clinics.

Services Provided

We provide the following distinctive services: (a) professional placement services specializing in the placement of information technology, engineering, and accounting professionals for direct hire and contract staffing, and (b) temporary staffing services in light industrial staffing. Our professional staffing services focus on placing information technology, engineering, physician assistant (medical scribe) and accounting professionals with clients on either a regular placement basis or a temporary contract basis. Our industrial staffing business provides weekly temporary staffing for light industrial clients in Ohio and Pennsylvania. As a result of our acquisition of Scribe Solutions we now also offer physician assistant (medical scribe) services to emergency departments, but also to busy specialty physician practices and clinics. Emergency department medical scribes allow ER physicians to spend less time on clerical duties and more time caring for patients, by providing specific emergency department services to aid doctors in documentation and minimize their clerical duties. Physicians in these specialty practices and clinics benefit from scribe services by spending less time on charting and more time on providing quality patient care.

Our staffing services are provided through a network of eighteen branch offices located in downtown or suburban areas of major U.S. cities in nine states. We have one office located in Arizona, Indiana, Massachusetts, North Carolina and Texas, two offices in California, Florida and Illinois and seven offices in Ohio.

Marketing

We market our services using the trade names, General Employment Enterprises, Omni One, Business Management Personnel, Ashley Ellis, Triad Personnel Services, Triad Staffing, Generation Technologies, BMCH, and BMCHPA.

Our marketing to prospective clients is primarily through telephone marketing by our recruiting and sales consultants, and through direct mailing of employment bulletins that list candidates who are currently available for placement and contract employees available for assignment.

Recruiting

The success of our business is highly dependent on our ability to obtain qualified candidates. Prospective employment candidates are generally recruited through telephone contact by our employment consultants or through postings on the Internet. For Internet postings, we maintain our own web page at www.generalemployment.com and use other Internet job posting bulletin board services. We maintains database records of applicants’ skills to assist in matching them with job openings and contract assignments. We generally screen and interview all applicants who are presented to our clients.

Competition

The staffing industry is highly competitive. There are relatively few barriers to entry by firms offering placement services, while significant amounts of working capital typically are required for firms offering contract services. Our competitors include a large number of sole-proprietorship operations, as well as regional and national organizations. Many of them are large corporations with substantially greater resources than we have.

Our professional and industrial staffing services compete by providing highly qualified candidates who are well matched for the position, by responding quickly to client requests, and by establishing offices in convenient locations throughout the U.S. As part of our service, we provide professional reference checking, scrutiny of candidates’ work experience and optional background checks. In general, pricing is considered to be secondary to quality of service as a competitive factor. During slow hiring periods, however, competition can put pressure on our pricing.

Our agricultural staffing service was considered a niche business that required a high capital reserve to cover the weekly payroll. There were few businesses in this market. We discontinued this business as of July 7, 2013.

Employees

As of May 11, 2015, we had approximately 130 regular employees and the number of contract service employees varied week to week from a minimum of approximately 500 to a maximum of 4,000.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in General Employment and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Illinois Business Corporation Act of 1983, as amended (the “IBCA”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of May 8, 2015, our authorized capital stock consists of 200,000,000 shares of common stock, no par value per share (the “Common Stock”), of which 30,894,024 shares are issued and outstanding, and 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”), of which 1,000,000 shares are designated as series A convertible preferred stock (the “Series A Preferred”), of which 840,000 shares of Series A Preferred are issued and outstanding.

The authorized and unissued shares of our Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NYSE MKT, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our Common Stock and Preferred Stock.

Common Stock

Each shareholder of our Common Stock is entitled to one vote for each share issued and outstanding on all matters to be voted upon by the shareholders of Common Stock. Our shares of Common Stock have no preemptive rights. All of our issued and outstanding shares of Common Stock are fully paid and non-assessable. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of shares of our Common Stock will be entitled to receive such dividends as may be declared by our board of directors from time to time and, in the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all of our remaining assets available for distribution.

Our Common Stock is listed on The NYSE MKT under the symbol “JOB.” The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust, 19 Battery Place, 8th Floor, New York, NY 10004.

Preferred Stock

As of May 8, 2015, we have 840,000 shares of Series A Preferred issued and outstanding. The Series A Preferred is the only class of Preferred Stock that is currently designated. As of the date hereof, the 840,000 shares of Series A Preferred that are issued and outstanding are initially convertible into 42,000,000 shares of our Common Stock. The conversion price is subject to adjustment as set forth in our Certificate of Designation of Series A Convertible Preferred Stock that was filed with the Secretary of State of the State of Illinois on December 15, 2014.

From and after the date of issuance of the Series A Preferred, cumulative dividends shall accrue, whether or not declared by the board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 8% per annum. All accrued dividends are payable in cash or additional shares of our Series A Preferred, or a combination of both, only when, as and if declared by the board. To the extent not paid on the last day of March, June, September or December of each calendar year (a “Dividend Payment Date”), all accrued dividends on any share shall continue to accumulate and compound on the applicable Dividend Payment Date, until paid or until such shares of Series A Preferred are converted

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Our articles of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of Preferred Stock in the future. The designated series of Preferred Stock shall have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof.

Once designated by our board of directors, each series of Preferred Stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt.

Prior to the issuance of shares of each series of Preferred Stock, the board of directors is required by the IBCA and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Illinois. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Preferred Stock issued upon the exercise of warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

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WARRANTS

As of May 5, 2015, we have issued and outstanding warrants to purchase up to 8,721,875 shares of our Common Stock, in the aggregate.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. We may issue warrants independently or together with Common Stock, Preferred Stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or Preferred Stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

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•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, any Common Stock sold pursuant to a prospectus supplement will be eligible for listing on The NYSE MKT, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Illinois law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb, Chicago, Illinois.

EXPERTS

The audited consolidated balance sheets as of September 30, 2014 and 2013, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2014 incorporated herein by reference from our Annual Reports on Form 10-K have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o General Employment Enterprises, Inc., at our office located at 184 Shuman Blvd., Suite 420, Naperville, IL 60563. Our telephone number is (630) 954-0400.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Current Report on Form 8-K, filed on April 6, 2015*;

•	Quarterly Report on Form 10-Q, filed on February 17, 2015;

•	Current Report on Form 8-K, filed on January 20, 2015;

•	Current Report on Form 8-K, filed on January 12, 2015;

•	Current Report on Form 8-K, filed on January 8, 2015*;

•	Current Report on Form 8-K/A, filed on December 31, 2014*;

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 22, 2014; and

•

The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

_______________

*Portions of this report were furnished to the SEC under Item 2.02 (Results of Operations and Financial Conditions) and/or Item 7.01(Regulation FD Disclosure).

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

21

$75,000,000

GENERAL EMPLOYMENT ENTERPRISES, INC..

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

, 2015

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, Dated         , 2015

GENERAL EMPLOYMENT ENTERPRISES, INC.

54,721,875 Shares of Common Stock

This prospectus relates to the resale of up to 54,721,875 shares of common stock, no par value per share (the “Common Stock”) of General Employment Enterprises, Inc., an Illinois corporation, that may be sold from time to time by the selling shareholders named in this prospectus(the “Selling Shareholders”). The shares of Common Stock offered under this prospectus includes (i) 42,000,000 shares of Common Stock initially issuable upon conversion of the 840,000 shares of series A convertible preferred stock, no par value per share (the “Series A Preferred”), currently issued and outstanding, which accrue dividends on a daily basis in arrears at the rate of 8% per annum, (ii) 4,000,000 shares of Common Stock issuable upon conversion of the shares of Series A Preferred, to be issued as payment for such accrued dividends on the Series A Preferred, and (iii) 8,721,875 shares of Common Stock issuable upon exercise of warrants issued in August 2014 and April 2015, as described below (the “Warrants”).

On April 1, 2015 we consummated a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement we acquired 100% of the outstanding common stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred. Each share of Series A Preferred is initially convertible, at the election of the holder thereof, into 50 shares of our Common Stock. The shares of Series A Preferred issued to the Scribe Shareholders are initially convertible into an aggregate of 32,000,000 shares of Common Stock. In addition, we issued to certain Scribe Shareholders warrants to purchase up to 6,350,000 shares of Common Stock at an exercise price of $0.20 per share, with a term of 5 years in exchange for Scribe warrants held by those individuals.

On January 8, 2015, we consummated a Securities Purchase Agreement with 18 accredited investors who collectively subscribed to purchase a total of 200,000 shares of Series A Preferred for a total purchase price of $2,000,000. Each share of Series A Preferred is initially convertible, at the election of the holder thereof, into 50 shares of our Common Stock. The shares of Series A Preferred issued to these investors are initially convertible into an aggregate of 10,000,000 shares of our Common Stock.

On August 7, 2014 we issued an Convertible Note with an original principal balance of $632,500 to Brio Capital Master Fund LTD (“Brio”), for a purchase price of $550,000. In connection with the issuance of the Note, we issued to Brio a warrant to purchase up to 2,371,875 shares of our Common Stock. The warrant is exercisable at $0.25 per share.

The issuance of the shares of Series A Preferred and the Warrants were made in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants.

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Our Common Stock is listed on the NYSE MKT under the symbol “JOB.” The last reported sale price of our common stock on May 11, 2015 was $0.76.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE __ FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___, 2015

[ALTERNATE PAGE]

The Offering

This prospectus relates to the sale by the Selling Shareholders named herein of up to 54,721,875 shares of Common Stock (the “Shares”), which includes (i) 42,000,000 shares of Common Stock initially issuable upon conversion of our Series A Preferred, which accrues dividends on a daily basis in arrears at the rate of 8% per annum, (ii) 4,000,000 shares of Common Stock issuable upon conversion of the Series A Preferred, to be issued as payment for such accrued dividends on the Series A Preferred, and (iii) 8,721,875 shares of Common Stock issuable upon exercise of the Warrants.

Common Stock outstanding prior to the offering	30,894,014 shares

Total shares of Common Stock offered by Selling Shareholders	54,721,875 shares

Common Stock to be outstanding after the offering (assuming full conversion of all of the Series A Preferred, the issuance of all shares of Common Stock as payment for dividends on the Series A Preferred and full exercise of the Warrants)

85,615,889 shares

NYSE MKT Symbol	“JOB”

Use of proceeds of sale

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants up to an aggregate of approximately $1,872,969. We intend to use any proceeds received from the exercise of the Warrants, for working capital and other general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page 10 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

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[ALTERNATE PAGE]

Use of Proceeds

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants up to an aggregate of approximately $1,872,969. We intend to use any proceeds received from the exercise of the Warrants, for working capital and other general corporate purposes.

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[ALTERNATE PAGE]

SELLING SHAREHOLDERS

We are registering for resale the shares of Common Stock underlying the Series A Preferred, shares of Common Stock issuable as payment for accrued dividends on the Series A Preferred, and Warrants held by the Selling Shareholders identified below. We are registering the Shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

•	the name of each Selling Shareholder;

•	the number of shares of our Common Stock that the Selling Shareholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

•	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholders under this prospectus, and

•

the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Shareholders after the offering of the Shares (assuming all of the offered shares are sold by the Selling Shareholders).

The Selling Shareholders are registering for resale up to 54,721,875 shares of Common Stock, which includes (i) 42,000,000 shares of Common Stock initially issuable upon conversion of our Series A Preferred, which accrues dividends on a daily basis in arrears at the rate of 8% per annum, (ii) 4,000,000 shares of Common Stock issuable upon conversion of the Series A Preferred, as payment for such accrued dividends on the Series A Preferred, and (iii) 8,721,875 shares of Common Stock issuable upon exercise of Warrants.

On April 1, 2015 we consummated a Stock Exchange Agreement (the “SCRIBE Agreement”) with Brittany M. Dewan as Trustee of the Derek E. Dewan Irrevocable Living Trust II dated the 27th of July, 2010, Brittany M. Dewan, individually, Allison Dewan, individually, Mary Menze, individually, and Alex Stuckey, individually (collectively, the “Scribe Shareholders”). Pursuant to the terms of the SCRIBE Agreement we acquired 100% of the outstanding common stock of Scribe Solutions Inc., (“Scribe”) from the Scribe Shareholders for 640,000 shares of Series A Preferred. Each share of Series A Preferred is initially convertible, at the election of the holder thereof, into 50 shares of our Common Stock. The shares of Series A Preferred issued to the Scribe Shareholders are initially convertible into an aggregate of 32,000,000 shares of Common Stock. In addition, we issued to certain Scribe Shareholders warrants to purchase up to 6,350,000 shares of Common Stock at an exercise price of $0.20 per share, with a term of 5 years in exchange for Scribe warrants held by those individuals.

On January 8, 2015, we consummated a Securities Purchase Agreement with 18 accredited investors who collectively subscribed to purchase a total of 200,000 shares of Series A Preferred for a total purchase price of $2,000,000. Each share of Series A Preferred is initially convertible, at the election of the holder thereof, into 50 shares of our Common Stock. The shares of Series A Preferred issued to these investors are initially convertible into an aggregate of 10,000,000 shares of our Common Stock.

On August 7, 2014 we issued a Convertible Note with an original principal balance of $632,500 to Brio Capital Master Fund LTD (“Brio”), for a purchase price of $550,000. In connection with the issuance of the Note, we issued to Brio a warrant to purchase up to 2,371,875 shares of our Common Stock. The warrant is exercisable at $0.25 per share.

The issuance of the shares of Series A Preferred and the Warrants were made in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

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Except for Mr. Derek Dewan, Mr. Alex Stuckey, Ms. Allison Dewan and Ms. Menze, none of the Selling Shareholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any Selling Shareholder had a material relationship with us within the last three years.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

Each Selling Shareholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for sale. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Except as otherwise set forth in the footnotes, the address for the Selling Shareholders is our branch office located at 13500 Sutton Park Drive South, Suite 204, Jacksonville, Florida 32224 Jacksonville, FL.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold		Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering

Derek E. Dewan Irrevocable Living Trust II, dated the 27th of July, 2010	6,400,000	6,400,000	(2)	0	0
Brittany M. Dewan	3,200,000	3,200,000	(3)	0	0
Allison T. Dewan	3,200,000	3,200,000	(4)	0	0
Mary Menze	3,777,274	3,777,274	(5)	0	0
Alexander P. Stuckey	20,386,363	18,886,363	(6)	1,500,000	3.01%
Derek E. Dewan	4,432,663	2,886,363	(7)	1,546,300	4.57%
Hugues P. Caron Revocable Trust dated 7/23/07, as amended	1,327,000	1,250,000	(8)	77,000	*
John W. Chambers	50,000	50,000	(9)	0	0
Michael Jonathan Chill	50,000	50,000	(10)	0	0
CR Financial Holdings, Inc.	1,539,288	625,000	(11)	914,288	2.87%
Philip J. DiNapoli Jr.	50,000	50,000	(12)	0	0
Brian D. Elias	625,000	625,000	(13)	0	0
Stephen Foody	1,250,000	1,250,000	(14)	0	0
Gee Jax, LLC	1,250,000	1,250,000	(15)	0	0
Aaron M. Gurewitz	100,000	100,000	(16)	0	0
JH Business Solutions LLC	637,500	625,000	(17)	12,500	*
Michael A. Margolis	50,000	50,000	(18)	0	0
Midwest Investments Holding LLC	1,250,000	1,250,000	(19)	0	0
9095101 Canada, Inc.	1,250,000	1,250,000	(20)	0	0
Gordon Roth	1,664,288	750,000	(21)	914,288	2.89%
Theodore D. Roth	100,000	100,000	(22)	0	0
Jack Selevan	625,000	625,000	(23)	0	0
Russell Selevan	625,000	625,000	(24)	0	0
John Weber	100,000	100,000	(25)	0	0
Brio Capital Master Fund	3,589,614	2,371,875	(26)	1,217,739	3.66%

___________

* Less than one percent.

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, the shareholders named in the table have sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The percentage of beneficial ownership is based on 30,894,014 shares of Common Stock outstanding as of May 8, 2015.

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(2)

The number of shares beneficially owned reflects shares of Common Stock underlying the Series A Preferred. Ms. Brittany M. Dewan as sole trustee of the Derek E. Dewan Irrevocable Living Trust II, dated the 27th of July, 2010 (the “Trust”) is deemed to have voting and dispositive power over the shares. The address for the Trust is 4640 Stanford Avenue, Dallas, TX 75209.

(3)	The number of shares beneficially owned reflects shares of Common Stock underlying the Series A Preferred. The address for Ms. Dewan is 4640 Stanford Avenue, Dallas, TX 75209.

(4)

The number of shares beneficially owned reflects shares of Common Stock underlying the Series A Preferred. The address for Ms. Dewan is 1445 P Street N.W., Apt. 305, Washington, DC 20005. Ms. Dewan is the vice president of our wholly-owned subsidiary, Scribe.

(5)

Consists of 3,200,000 shares of Common Stock underlying the Series A Preferred and 577,274 shares of Common Stock underlying Warrants. The address for Mary Menze is 2220 Beach Blvd., Jacksonville, FL 32250. Ms. Menze is the president of our wholly-owned subsidiary, Scribe.

(6)	Consists of 16,000,000 shares of Common Stock underlying the Series A Preferred and 2,886,363 shares of Common Stock underlying Warrants. Mr. Stuckey is our Chief Operating Officer and President.

(7)	The number of shares reflects shares of Common Stock underlying warrants Warrants. Mr. Dewan is our Chief Executive Officer and Chairman of the Board.

(8)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for the Hugues P. Caron Revocable Trust dated 7/23/07, as amended is 6628 Epping Forest Way North, Jacksonville, FL 32207. Mr. Caron has sole voting and dispositive control over the shares.

(9)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Chambers is 14 Adams Lane, Pound Ridge, NY 10576.

(10)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Chill is 600 West End Avenue, Apt. 8-A, New York, NY 10024.

(11)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for CR Financial Holdings, Inc. is c/o Mr. Roth is 189 Monarch Bay, Dana Point, CA 92629. As Chief Financial Officer of CR Financial Holdings, Inc., Mr. Roth has sole voting and dispositive control over the shares.

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(12)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. DiNapoli is c/o Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660.

(13)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Elias is 1495 Brickell Avenue, 14th Floor, Miami, FL 33131.

(14)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Foody is 73 Sawmill Lane, Ponte Vedra Beach, FL 32082.

(15)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Gee Jax, LLC is 4131 Sunbeam Road, Jacksonville, FL 32257. Mr. William Block has sole voting and dispositive control over the shares.

(16)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Gurewitz is c/o Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660.

(17)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for JH Business Solutions, LLC is 830-13 A1A North, #462, Ponte Vedra Beach, FL 32081. Mr. James R. Evanter and M. Henry A. Holzappel share voting and dispositive control over the shares.

(18)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Margolis is 76 Ridge Rd., Livingston, NJ 07039.

(19)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for the Midwest Investments Holding LLC is 2900 Hartley Road, Jacksonville, FL 32257. Mr. Scott Witt has sole voting and dispositive control over the shares.

(20)

The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for 9095101 Canada, Inc. is 322 Des Bernaches, St. Jean Sur- Richelieu, Quebec, Canada J2W OA4. Mr. Eric Caron has sole voting and dispositive control over the shares.

(21)

The number of shares reflects (i) 625,000 shares of Common Stock underlying the Series A Preferred beneficially owned by CR Financial Holdings, and (ii) 125,000 shares of Common Stock underlying the Series A Preferred beneficially owned by Mr. Roth. The address for Mr. Roth is 189 Monarch Bay, Dana Point, CA 92629.

(22)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Roth is c/o Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660.

(23)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Selevan is 4030 Phillips Highway, Jacksonville, FL 32207.

(24)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Selevan is 4030 Phillips Highway, Jacksonville, FL 32207.

(25)	The number of shares reflects shares of Common Stock underlying the Series A Preferred. The address for Mr. Weber is c/o Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660.

(26)

The number of shares reflects shares of Common Stock underlying a Warrant. The address for Brio Capital Master Fund is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570-4800. Mr. Shaye Hirsch has sole voting and dispositive control over the shares.

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[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	Firm commitment underwritten transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

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Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the Shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this prospectus. However, the Selling Shareholders and purchaser are responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

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54,721,875 Shares of Common Stock

GENERAL EMPLOYMENT ENTERPRISES, INC

PROSPECTUS

, 2015

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by General Employment Enterprises, Inc. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee		$13,612
Printing and engraving expenses			*
Accounting fees and expenses
Legal fees and expenses (including blue sky services and expenses)
Total	$		*

_________

* Estimated

Item 15. Indemnification of Officers and Directors

The Illinois Business Corporation Act of 1983, as amended (the “IBCA”), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IBCA.

Pursuant to our Amended and Restated Articles of Incorporation and our Bylaws, as amended, we shall to the fullest extent to which it is empowered to do so by the IBCA, indemnify its directors and officers in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at the our request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. In addition, any and all persons who are not our directors or officers may be similarly indemnified in respect of such service to the extent authorized at any time by the board. The right to indemnification and advancement of expenses conferred by our Bylaws and Amended and Restated Articles of Incorporation shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

We maintain a policy of directors’ and officers’ liability insurance for the purpose of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

22

Item 16. Exhibits

Exhibit

Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants or debt securities.

4.1*	Form of specimen common stock certificate, if any

4.2*	Form of specimen certificate for preferred stock of registrant, if any.

4.3*	Certificate of designation for preferred stock, if any.

4.4**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.5**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6*	Form of debt securities, if any.

4.7**	Form of warrant agreement and warrant certificate, if any.

4.8**	Form of unit certificate, if any.

5.1**	Opinion of Loeb & Loeb LLP covering certain legal matters with respect to the validity of the securities being registered.

23.1**	Consent of Friedman LLP, an independent registered public accounting firm.

23.2**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature pages to the registration statement).

25.1***

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to senior debt securities.

25.2***

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture with respect to subordinated debt securities.

______________

* To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

** Filed herewith.

*** To the extent applicable, to be filed under Form 305B2.

23

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois on the 11th day of May, 2015.

GENERAL EMPLOYMENT ENTERPRISES, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Dewan and Andrew J. Norstrud or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Derek Dewan	Chief Executive Officer (Principal Executive Officer), and Chairman of the Board	May 11, 2015
Derek Dewan

/s/ Alex Stuckey	Chief Operating Officer and President	May 11, 2015
Alex Stuckey

/s/ Andrew J. Norstrud	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	May 11, 2015
Andrew J. Norstrud

/s/ Dennis Baker	Director	May 11, 2015
Dennis Baker

/s/ Thomas Williams	Director	May 11, 2015
Thomas Williams

/s/ Jack Zwick	Director	May 11, 2015
Jack Zwick

/s/ Arthur Laffer	Director	May 11, 2015
Arthur Laffer

/s/ George A. Bajalia	Director	May 11, 2015
George A. Bajalia

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